EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CoroWare,, Inc. (the "Company") on Form 10-Q for the three months ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lloyd T. Spencer, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to CoroWare, Inc. and will be retained by CoroWare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

June 18, 2013

/s/ Lloyd T. Spencer
---------------------------
Lloyd T. Spencer
Chief Executive Officer and
Interim Chief Financial Officer
(Principal Executive Officer and
Principal Accounting and Financial
Officer)